EXHIBIT 99.2

                                 REVOCABLE PROXY
|   | PLEASE MARK VOTES       BANK OF SOUTH WINDSOR
| X | AS IN THIS EXAMPLE
|   |



               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD AUGUST 10, 1998

     The undersigned hereby appoints ________________ and _________________ and each of them, with full power of substitution in each, proxies and agents of the undersigned to vote at the Special Meeting of Shareholders of Bank of South Windsor ("BSW'), to be held at the Quality Inn, Route 83, Vernon, Connecticut on August 10, 1998, at 8:00 am, and at any adjournment thereof, all shares of common stock of BSW which the undersigned would be entitled to vote if personally present for the following matters.


                                                   For   Against   Abstain
1. TO ADOPT A PLAN AND                             |  |   |  |      |  |
AGREEMENT OF MERGER, dated                         |  |   |  |      |  |
as of March 19, 1998 by and among New
England Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor.

2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Proxy Statement.

        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


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Please be sure to sign and date       |
  this Proxy in the box below.        |    Date
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Shareholder sign above     Co-holder (if any) sign above
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         [Arrow] Detach above card, sign, date and mail in postage paid envelope provided. [Arrow]
                             BANK OF SOUTH WINDSOR
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